Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Oct-99
Payment Date            26-Nov-99
Prior Payment Date      25-Oct-99

A      AGGREGATE DISCOUNTED LEASE BALANCE (Discount Rate = 7.505%)
       Initial Aggregate Discounted Lease Balance                                                                   174,935,104.00

       Discounted Contract Balance, beginning                                                                       161,055,504.56
       Discounted Contract Balance, ending                                                                          155,414,276.13

B      PAST DUE LEASE PAYMENTS
       Past due balance, beginning                                                                                      715,707.18
             Past due payments received (reimbursed per this report)                                                    557,935.23
             Past dues on Non-Performing, Warranty and Adjusted Leases                                                        0.00
             Past dues on Early Terminations                                                                                  0.00
             New Net Advances (last month's current Contracts that became past due)                                     764,447.43
             Past dues on Replacement Leases                                                                                  0.00
                                                                                                                    --------------
       Past due balance, ending                                                                                         922,219.38
                                                                                                                    ==============

C      ADVANCE LEASE PAYMENTS
             Applied to Current from Prepaid                                                                                  0.00
             Advance payments on Disqualified Leases                                                                          0.00
             Received on Replacement Leases                                                                                   0.00
             Received this month                                                                                        399,785.18
                                                                                                                    --------------
       Total Advance Lease Payments Received                                                                            399,785.18
                                                                                                                    ==============

D      SUBSTITUTIONS
       Defaulted Leases and Adjusted Contracts Substitued to date, beginning                                                  0.00
             Defaulted Leases and Adjusted Contracts provided with Substitute Leases                                          0.00
                                                                                                                    --------------
       Defaulted Leases and Adjusted Contracts Substitued to date, ending                                                     0.00
                                                                                                                    ==============
       Percentage of Aggregate Discounted Lease Balance at Cut-Off Date                                                       0.00%

       Non Defaulted Leases or Adjusted Contracts Substitued to date, beginning                                               0.00
             Non Defaulted Leases or Adjusted Contracts provided with Substitute Leases                                       0.00
                                                                                                                    --------------
       Non-Defaulted Leases or Adjusted Contracts Substitued to date, ending                                                  0.00
                                                                                                                    ==============

                                                                                                                    --------------
       Total Substitutions, ending                                                                                            0.00
                                                                                                                    ==============
       Percentage of Aggregate Discounted Lease Balance at Cut-Off Date (not to exceed 10%)                                   0.00%

E      RESERVE ACCOUNT
       Reserve Account balance, beginning                                                                             1,749,351.04
             Required Reserve Fund Amount (min $1,749,351.04 or Aggregate Note Balance)                               1,749,351.04
             Shortfall                                                                                                        0.00
             Deposit from (Release to) Certificateholder                                                               (294,407.15)
                                                                                                                    --------------
       Reserve Account balance, ending                                                                                1,454,943.89
                                                                                                                    ==============

F      AVAILABLE FUNDS (COLLECTION ACCOUNT)
             Regular monthly Lease Payments                                                                           3,974,853.92
             Reinvestment Income from Collection Account and Reserve Account                                                  0.00
             Past due payments received                                                                                 557,935.23
             Past due payments due on Early Termination (From Seller)                                                         0.00
             Proceeds from Prepayments not replaced                                                                   1,166,508.59
             Recoveries on Non-Performing Leases not Substituted                                                              0.00
             Servicer Advances                                                                                          922,219.38
             Casualty and Termination Payments                                                                                0.00
             Expired Contract Proceeds                                                                                        0.00
             Defaulted Contract Recoveries                                                                                    0.00
             Advance Lease Payments                                                                                     399,785.18
                                                                                                                    --------------
       Total Available Funds                                                                                          7,021,302.30
                                                                                                                    ==============


G      PAYMENTS TO THE SERVICER AND TRUSTEE
             Past due payments received                                                                                 715,707.18
             Past due payments advanced on Disqualified Leases                                                                0.00
             Advance payments on Disqualified Leases                                                                          0.00
             Servicer Fee                                                                                                67,106.46
                                                                                                                    --------------
        Total Payments to Servicer                                                                                      782,813.64
                                                                                                                    ==============
              Back-up Servicer Fee (3.0 bp)                                                                               4,026.39
              Indenture Trustee Fee (2 bp)                                                                                2,684.26
        Total Payments to Trustee                                                                                         6,710.65
                                                                                                                    ==============

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date            31-Oct-99
Payment Date            26-Nov-99
Prior Payment Date      25-Oct-99

PAYMENTS TO NOTEHOLDERS


                                                                                                                          Percentage
                                   Beginning                                   (Regular)  (Additional)             End        of all
                    Initial        of Period    Interest       Interest       Principal     Principal        of Period         Notes
Class               Balance          Balance        Rate           Paid            Paid          Paid          Balance   Outstanding
------------------------------------------------------------------------------------------------------------------------------------
A-1           50,293,842.00    36,414,242.83      5.777%     186,991.18    5,641,228.43          0.00    30,773,014.40        20.37%
A-2           40,759,879.00    40,759,879.00      6.590%     223,839.67            0.00          0.00    40,759,879.00        26.99%
A-3           18,280,718.00    18,280,718.00      6.890%     104,961.79            0.00          0.00    18,280,718.00        12.10%
A-4           48,544,491.00    48,544,491.00      7.070%     286,007.96            0.00          0.00    48,544,491.00        32.14%
------------------------------------------------------------------------------------------------------------------------------------
Class A      157,878,930.00   143,999,330.83                 801,800.60    5,641,228.43          0.0    138,358,102.40        91.60%
------------------------------------------------------------------------------------------------------------------------------------
B              7,434,742.00     7,434,742.00      7.300%      45,228.01            0.00          0.00     7,434,742.00         4.92%
C              3,936,040.00     3,936,040.00      8.070%      26,469.87            0.00          0.00     3,936,040.00         2.61%
D              1,312,013.00     1,312,013.00     10.480%      11,458.25            0.00          0.00     1,312,013.00         0.87%
------------------------------------------------------------------------------------------------------------------------------------
Total Notes  170,561,725.00   156,682,125.83                 884,956.73    5,641,228.43          0.00   151,040,897.40       100.00%
------------------------------------------------------------------------------------------------------------------------------------
                 0.03076923

                                                Target
                         (defined)            Investor
                            Class            Principal         Class
Class                  Percentage               Amount        Floors
--------------------------------------------------------------------
A                        86.3158%       134,147,057.77
B                         5.9649%         9,270,325.31          --
C                         3.1579%         4,907,819.43          --
D                         1.0526%         1,635,939.39          --

(Retained) Certificate Balance            4,373,378.73


Monthly Principal Amount                         5,641,228.43
Overcollateralization Balance (prior)            4,373,378.73
Overcollateralization Balance (current)          4,373,378.73
Cumulative Loss Amount                                   0.00
Additional Principal                                     0.00


DISTRIBUTION OF FUNDS

Pursuant to Section 7.05(a) of the Sale and Servicing Agmt.

Available Funds                                  7,021,302.30       (294,407.15)
Reserve Account Draw                                     0.00
Servicing Fee Paid & Reimb. of Advances            782,813.64
Back-up Servicer Fee Paid                            4,026.39
Trustee Fee Paid                                     2,684.26
Note Interest Paid                                 884,956.73
Note Principal Paid                              5,641,228.43
Reserve Account Deposit                                  0.00
Reserve Account Withdrawal                        (294,407.15)
                                                 ------------
Remainder to Certificateholder                           0.00

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date               31-Oct-99
Payment Date               26-Nov-99
Prior Payment Date         25-Oct-99

Delinquent Contracts

----------------------------------------------------------------------------------------------------
Days Delinquent     Number of Leases      Agg Contract Balance     Percentage    Agg Monthly Payment
----------------------------------------------------------------------------------------------------
Current                           560           133,528,826.45         85.92%           3,974,853.92
1-30                               99            19,255,203.53         12.39%             764,447.43
31-60                              15             1,881,249.79          1.21%             122,765.64
61-90                              12               639,420.57          0.41%              28,586.70
91-120                              6               109,575.79          0.07%               6,419.61


Total                             692           155,414,276.13        100.00%           4,897,073.30


** Minor differences attributable to rounding.

Charter Equipment Lease 1999-1
Monthly Servicer Report
Closing Date                 31-Oct-99
Payment Date                 26-Nov-99
Prior Payment Date           25-Oct-99

Prepayed Contracts

--------------------------------------------------------------------------------
Lease Number                    Lessee                            ADLB
--------------------------------------------------------------------------------
3607                    Authentic Fitness Corporation         405,358.98
3210.01                 Apex Engineering, Inc.                 23,907.16
3210.02                 Apex Engineering, Inc.                 64,741.53
3334                    Apex Engineering, Inc.                115,086.60
3577                    Southern Towing Company               557,414.32
                                                            ------------
Total                                                       1,166,508.59
Lease Count                                                            5

Defaulted Contracts
                                                           (PV @ 9/30/99)
--------------------------------------------------------------------------------
Lease Number                    Lessee                            ADLB
--------------------------------------------------------------------------------
006080.N13-04           Arthur Anderson, LLP                   19,825.88
3380.01                 Regency Health Services, Inc.         266,400.87
3380.04                 Regency Health Services, Inc.         137,108.31
                                                              ----------
Total                                                         423,335.06
Lease Count                                                            3